UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

BULLFROG AI HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41600	84-4786155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Ellington Blvd, Unit 317

Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 658-6710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BFRG	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Tradeable Warrants	BFRGW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of BullFrog AI Holdings, Inc. (the “Company”) approved an increase to the annual base salary of Vininder Singh, the Company’s Chief Executive Officer, from $400,000.00 to $600,000.00, effective as of June 11, 2026. Additionally, the Committee approved a change to Mr. Singh’s target annual bonus to a maximum of 50% of his current base salary. The compensation adjustment was made following the Committee’s review of competitive market compensation data and in recognition of Mr. Singh’s contributions to the Company’s strategic and operational objectives.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 7,794,169 shares were present or represented by proxy at the Annual Meeting, representing approximately 42.06% of all shares entitled to vote at the Annual Meeting. The stockholders voted on the matters presented at the Annual Meeting, and the shares present, in person or by proxy, were voted as follows:

1.	Election of Directors

Proposal No. 1 was the election of four nominees to serve as directors of the Company, each for a term of one year until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William Enright	2,632,748	63,149	5,098,272
Jason D. Hanson	2,633,747	62,150	5,098,272
R. Donald Elsey	2,629,527	66,370	5,098,272
Vininder Singh	2,616,590	79,307	5,098,272

Based on the foregoing votes, the four nominees listed above were elected to serve on the Board. There were no additional director nominations brought before the meeting.

2.	Ratification of the Appointment of M&K CPAs, LLC as the Company’s Independent Registered Public Accounting Firm

Proposal No. 2 was the ratification of the appointment of M&K CPAs, PLLC (“M&K”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
7,496,267	281,615	16,287

Based on the foregoing vote, the ratification of M&K as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was approved.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished herein:

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2026	Bullfrog AI Holdings, Inc.

	By:	/s/ Vininder Singh
	Name:	Vininder Singh
	Title:	Chief Executive Officer